UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 9, 2012

EXCEL TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34698	27-1493212
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17140 Bernardo Center Drive, Suite 300

San Diego, California 92128

(Address of Principal Executive Offices, Including Zip Code)

(858) 613-1800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 9, 2012, Excel Trust, Inc., a Maryland corporation (the “Company”), through its operating partnership subsidiary, Excel Trust, L.P. (the “Operating Partnership”), completed the last in a series of purchase agreements with affiliates of Unicorp National Developments, Inc. to acquire five retail shopping centers and a 50% interest in a sixth retail shopping center located in Florida and Virginia. The aggregate purchase price for the acquisitions, excluding closing costs, is approximately $262.8 million, including $195.3 million in cash, $5.5 million in the form of units in the Operating Partnership (“OP units”) and $62.0 million in assumed debt.

Five of the shopping centers are located in Orange County, Florida. Of the Florida shopping centers, four comprise a total of approximately 215,497 square feet and will be wholly-owned by the Operating Partnership, and one comprises approximately 103,767 square feet and will be 50% owned by the Operating Partnership through a tenant-in-common interest, with an agreement to purchase the remaining 50% interest if certain approvals are obtained. Major tenants of the Florida shopping centers include Walgreens, CVS Pharmacy (two locations), Trustco Bank, Fifth Third Bank (two locations), Regions Bank, Bravo, Fleming’s, Cantina Laredo, Big Fin, JoS. A. Bank and Ruth’s Chris Steak House.

The sixth retail shopping center is located in Richmond, Virginia. The Virginia shopping center comprises approximately 385,897 square feet of retail and commercial space, with an additional 339 apartment units on the upper levels of the shopping center. Major tenants of the Virginia shopping center include Whole Foods, HomeGoods, REI, Wells Fargo, First Market Bank, Dave & Busters, Mimi’s Cafe, Kona Grill and Bonefish Grill.

The Company expects to fund the cash portion of the acquisitions from available cash and borrowings under its unsecured line of credit. The Company can offer no assurances that any or all of the acquisitions will close on the terms described herein, or at all. The Operating Partnership’s obligation to close on the acquisitions has been, and continues to be, subject to the satisfactory completion of a due diligence review of the properties, as well as other customary closing conditions.

The foregoing description of the acquisitions does not purport to be complete and is qualified in its entirety by reference to the full text of the purchase agreements, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above is incorporated herein by reference. The number of OP units issuable in connection with the acquisitions will be determined by dividing $5.5 million by 110% of the average closing price of the Company’s common stock on the New York Stock Exchange for the five consecutive trading days ending on the second trading day immediately preceding the closing. The OP units will be redeemable after a period of 12 months following the closing for cash or, at the Company’s option, an equivalent number of shares of the Company’s common stock. The OP units will be issued in a private placement in reliance on Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2012	Excel Trust, Inc.

	By:	/S/ S. ERIC OTTESEN
S. Eric Ottesen General Counsel